UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 36th Avenue West Everett, Washington www.intermec.com	98203-1264
(Address of principal executive offices and internet site)	(Zip Code)

(425) 348-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Intermec, Inc. (“we,” “our” or “the Company”) previously reported Allen J. Lauer’s appointment as Interim Chief Executive Officer and President on a Form 8-K filed with the Securities and Exchange Commission on May 1, 2012.

Employment Agreement with Interim Chief Executive Officer and President

On May 21, 2012, the Company entered into an “at will” employment agreement with Mr. Lauer, its Interim Chief Executive Officer and President, which became effective April 30, 2012 (the “Interim CEO Agreement”), pursuant to which it agreed to pay Mr. Lauer at an annualized salary rate of $650,000 and to reimburse him for all reasonable expenses incurred by him in the course of his duties. The Company also agreed to provide temporary housing and a car allowance to Mr. Lauer in Everett, Washington. Due to the temporary nature of this employment, pursuant to the Interim CEO Agreement Mr. Lauer will not participate in any of the Company’s management incentive or other benefit plans; however, he will be eligible to receive equity awards on substantially the same terms that he would have received in the event he had remained a non-employee member of the Board of Directors. While Mr. Lauer serves as the Company’s Interim Chief Executive Officer and President, he will not be eligible to receive cash or other compensation under the Company’s Director Compensation Program for non-employee directors.

The foregoing description of the Interim CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Interim CEO Agreement, which is attached to this current report as Exhibit 10.1 and incorporated herein by reference. A copy of the Restricted Stock Unit Agreement between the Company and our CEO is filed as Exhibit 10.2 to this current report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Letter Agreement with Interim Chief Executive Officer and President
10.2	Restricted Stock Unit Agreement, dated May 22, 2012, between the Company and Allen J. Lauer under the 2008 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMEC, INC. (Registrant)

Date: May 25, 2012	By:	/S/ YUKIO MORIKUBO
Yukio Morikubo
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
10.1	Letter Agreement with Interim Chief Executive Officer and President
10.2	Restricted Stock Unit Agreement, dated May 22, 2012, between the Company and Allen J. Lauer under the 2008 Omnibus Incentive Plan